Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 7, 2024, relating to the financial statements of Snap One Holdings Corp. appearing in the Annual Report on Form 10-K of Snap One Holdings Corp. for the year ended December 29, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Charlotte, NC

July 19, 2024